                                                                     EXHIBIT 4.6




                               STA-RITE INDUSTRIES
                             INCENTIVE SAVINGS PLAN










               (As Amended and Restated Effective April 26, 2000)

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ARTICLE I. DEFINITIONS.........................................................1
        Section 1.01.   Definitions............................................1
        Section 1.02.   Construction...........................................4

ARTICLE II. PARTICIPATION AND VESTING SERVICE..................................5
        Section 2.01.   Participation Requirements.............................5
        Section 2.02.   Vesting Service........................................5
        Section 2.03.   Special Service Rule...................................5
        Section 2.04.   Transfers..............................................5
        Section 2.05.   Layoffs................................................6

ARTICLE III. CONTRIBUTIONS.....................................................7
        Section 3.01.   Election to Make Deposits..............................7
        Section 3.02.   Amount and Payment of Participant Deposits.............7
        Section 3.03.   Suspension of a Participant's Deposits.................8
        Section 3.04.   Incentive Contributions................................9
        Section 3.05.   No Liability for Future Contributions.................11
        Section 3.06.   Contributions Following USERRA Re-Employment..........11

ARTICLE IV. INVESTMENTS.......................................................13
        Section 4.01.   Direction of Investment...............................13
        Section 4.02.   Reallocation of Accounts..............................13
        Section 4.03.   Description of Funds..................................13
        Section 4.04.   Funding Policy........................................14
        Section 4.05.   Voting of WEC Stock...................................14
        Section 4.06.   Tender Offers.........................................14

ARTICLE V. PARTICIPANT ACCOUNTS...............................................16
        Section 5.01.   Description of Participant Accounts...................16
        Section 5.02.   Allocation of Participant Deposits and Employer
                        Contributions.........................................16
        Section 5.03.   Allocation of Changes in Value........................16
        Section 5.04.   Annual Statement for Participants.....................16
        Section 5.05.   Limitation on Allocations.............................17
        Section 5.06.   Portability...........................................17

ARTICLE VI. BENEFITS..........................................................18
        Section 6.01.   Eligibility for Benefits and Vesting..................18
        Section 6.02.   Death  ...............................................19
        Section 6.03.   Form and Time of Payment..............................19
        Section 6.04.   Payment for Minor or Incompetent Person...............19
        Section 6.05.   Withdrawals...........................................20
        Section 6.06.   Loans  ...............................................21

                                       i
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                                                                            Page
                                                                            ----

ARTICLE VII. PLAN ADMINISTRATION..............................................23
        Section 7.01.   Appointment of Administrator..........................23
        Section 7.02.   Responsibility and Authority of the Administrator.....23
        Section 7.03.   Organization and Procedure............................23
        Section 7.04.   Delegation of Duties and Responsibilities.............23
        Section 7.05.   Use of Professional Services..........................24
        Section 7.06.   Fees and Expenses.....................................24
        Section 7.07.   Requirement to Furnish Information and to Use
                        Administrator's Forms.................................24
        Section 7.08.   Claims Procedure......................................24
        Section 7.09.   Communications........................................25

ARTICLE VIII. FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES..................26
        Section 8.01.   Named Fiduciaries.....................................26
        Section 8.02.   Allocation of Fiduciary Responsibilities..............26
        Section 8.03.   General Limitation on Liability.......................26
        Section 8.04.   Responsibility for Co-Fiduciaries.....................26
        Section 8.05.   Multiple Fiduciary Capacities.........................27
        Section 8.06.   Indemnification.......................................27

ARTICLE IX. AMENDMENT AND TERMINATION.........................................28
        Section 9.01.   Amendment.............................................28
        Section 9.02.   Termination...........................................28
        Section 9.03.   Non-Reversion of Assets...............................28

ARTICLE X. GENERAL PROVISIONS.................................................29
        Section 10.01.  Non-Guarantee of Employment or Other Benefits.........29
        Section 10.02.  Mergers, Consolidations and Transfers of Plan Assets..29
        Section 10.03.  Spendthrift Clause....................................29
        Section 10.04.  Exclusive Benefit.....................................29
        Section 10.05.  Full Satisfaction of Claims...........................30
        Section 10.06.  Successors and Assigns................................30
        Section 10.07.  Top-Heavy Restrictions................................30
        Section 10.08.  Distributions for Rollover Transactions...............31

CERTIFICATION.................................................................33


                                       ii
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                               STA-RITE INDUSTRIES
                             INCENTIVE SAVINGS PLAN
                             ----------------------

                             ARTICLE I. DEFINITIONS
                             ----------------------

     Section 1.01 Definitions. Unless the context clearly indicates otherwise, the following words and phrases when used herein shall have the following respective meanings:

     (a) "Administrator" means the Sta-Rite Industries, Inc. Employee Benefits Administration Committee appointed as administrator of the Plan pursuant to
Section 7.01 hereof.

     (b) "Affiliate" means an Employer and any other member of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as defined in Code Section 414(b), (c), (m) or (o), that includes an Employer.

     (c) "After Tax Deposits" means amounts contributed by Participants pursuant to Section 3.02(b) hereof which are after-tax contributions and are not matched by the Employers.

     (d) "Before Tax Deposits" means amounts designated by Participants pursuant to Section 3.02(a) hereof which are contributed by the Employers in lieu of payment of an equal amount to the Participant as compensation.

     (e) "Beneficiary" means the person, trust and/or other entity entitled to receive benefits in the event of the Participant's death as provided by the provisions in the Plan. Any designation of a Beneficiary shall be in writing and filed with the Administrator on the form and in the manner prescribed by the Administrator and may be changed or withdrawn at any time by the Participant. The most recent valid designation on file with the Administrator at the time of the Participant's death shall be the Beneficiary. Notwithstanding the foregoing, in the event the Participant is married at the time of his death, the Beneficiary shall be the Participant's spouse unless the spouse consents in writing to the designation of an alternative Beneficiary and such consent is witnessed (i) by a Plan representative appointed by the Administrator or (ii) by a notary public. In the event no valid designation of Beneficiary is on file at the date of death or no designated Beneficiary survives him, the Participant's spouse shall be deemed to be the Beneficiary; in the further event the Participant has no spouse or the spouse does not survive him, the Participant's estate shall be deemed to be the Beneficiary. Notwithstanding the foregoing, in the event of the Participant's divorce, the former spouse shall cease to be a Beneficiary unless after such divorce the Participant completes a new designation naming such individual as a Beneficiary.

     (f) "Board" means the board of directors of the Company.

     (g) "Code" means the Internal Revenue Code of 1986, as interpreted and applied by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

     (h) "Company" means Sta-Rite Industries, Inc., a Wisconsin corporation, and any successors and assigns thereto.

     (i) "Compensation" means a Participant's earnings from the Employers before deductions including overtime, commissions, bonuses and any salary reduction pursuant to Code Section 125 or 401(k), but excluding long term disability payments, severance pay and Employer contributions hereunder, all determined in accordance with such uniform rules, regulations or standards as may be prescribed by the Administrator. The maximum annual compensation taken into account hereunder for purposes of calculating any Participant's accrued benefit (including the right to any optional benefit) and for all other purposes under the Plan shall be $170,000 (or such higher amount permitted pursuant to Code
Section 401(a)(17)).

     (j) "Employee" means any person actively employed by an Employer who is not in a collective bargaining unit with which an Employer has a bargaining agreement unless such agreement specifically provides that persons in such unit shall be covered by the Plan. Notwithstanding the foregoing, this Plan shall only be applicable to those persons actively employed in the United States and those based in the United States but temporarily employed in a foreign country. A person who is a "leased employee" within the meaning of Code Sections 414(n) and (o) shall not be eligible to participate in the Plan, but in the event such a person was participating or subsequently becomes eligible to participate herein, credit shall be given for the person's service as a leased employee toward completion of the Plan's eligibility and vesting requirements, including any service for any Affiliate. For purposes hereof, a person shall be deemed an employee of a corporation if such person is included on such corporation's payroll; a person shall not be an employee merely because a person is an officer of an Employer or because an Employer is assessed an internal charge on its books for the benefit of an Affiliate which employs such person who performs some services for the Employer at the request of said Affiliate. Notwithstanding the foregoing, employees of Omni Filter shall not be treated as Employees prior to July 1, 2000.

     (k) "Employer" means the Company and each other subsidiary or affiliated corporation designated by the Board as an Employer hereunder which adopts the Plan by appropriate corporate action.

     (l) "ERISA" means the Employee Retirement Income Security Act of 1974, as interpreted and applied by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

     (m) "Hours of Service" means each hour for which the employee is directly or indirectly compensated or entitled to compensation by an Affiliate for the performance of services or for other reasons such as vacation, sickness, holiday or disability, which hours shall be credited for the period in which they occurred. Hours shall also be credited, to the extent not otherwise counted, in the event back pay is awarded or agreed to by an Employer, irrespective of mitigation of damages. With respect to any employee for whom records or hours are not regularly maintained, Hours of Service shall be credited at the rate of forty-five (45) Hours of Service for each week in which the employee is credited for at least one Hour. No credit shall be given for payments pursuant to applicable workers' compensation or unemployment compensation laws nor for any hours in excess of five hundred one (501) during a single, continuous period during which no work is performed. Hours of Service hereunder shall be credited by the Administrator in accordance with Department of Labor Regulation Section 2530.200b-2(b) and (c). Notwithstanding the foregoing, an Employee who is re-employed following a period of qualified military service pursuant to which such individual has re-employment rights under USERRA shall be credited with the number of hours of service that the Employee would have otherwise had but for such period of qualified military service.

     (n) "Incentive Contributions" means amounts contributed by the Employers pursuant to Section 3.04 hereof to match the Before Tax Deposits of Participants.

     (o) "Investment Committee" means the Retirement Plans Investment Committee established and appointed to perform such duties with respect to the Trust Fund as it may be delegated from time to time.

     (p) "Participant" means any person who satisfies the requirements of
Section 2.01 hereof.

     (q) "Plan" means the defined contribution profit sharing plan herein contained, as amended and in effect from time to time, which plan shall be known as the "Sta-Rite Industries Incentive Savings Plan". The governing documents for the Plan shall include this document, any amendments hereto, Board resolutions relating hereto and any uniformly applicable rules, regulations and standards promulgated by the Administrator consistent and in accordance with the terms hereof.

     (r) "Plan Year" means the calendar year.

     (s) "Stock" means the common stock of Wisconsin Energy Corporation, the ultimate parent corporation of the Company.

     (t) "Trust" means the WICOR, Inc. Master Savings Plan Trust as amended and in effect from time to time.

     (u) "Trust Fund" means all sums of money, Stock, and other property, together with all earnings, income and increment thereon, held in trust under the Plan pursuant to the terms of the Trust.

     (v) "Trustee" means Marshall & Ilsley Trust Company, or any successor or successors thereto designated pursuant to the provisions of the Trust.

     (w) "USERRA" means the Uniformed Services Employment and Reemployment Rights Act of 1994, as interpreted and applied by regulations and rulings issued pursuant thereto, all as amended and in effect from time to time.

     (x) "Vesting Service" means the years of employment credited pursuant to
Section 2.02 hereof.

     Section 1.02. Construction. (a) Wherever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. The words "hereof", "herein", "hereunder", and other similar compounds of the word "here" shall mean and refer to this entire document and not to any particular Article or Section. Titles of Articles and Sections hereof are for general information only, and the Plan is not to be construed by reference thereto.

     (b) The Plan is intended to qualify as a "cash or deferred arrangement" under Code Section 401(k) and shall be interpreted so as to comply with the applicable requirements thereof, where such requirements are not clearly contrary to the express terms hereof. The Plan shall be construed and its validity determined according to the laws of the State of Wisconsin to the extent such laws are not preempted by federal law. In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if said illegal and invalid provisions had never been inserted therein.

                 ARTICLE II. PARTICIPATION AND VESTING SERVICE
                 ---------------------------------------------

     Section 2.01.Participation Requirements. (a) Effective August 1, 1999, there shall be two separate sets of participation requirements, one applicable for eligibility to make employee contributions pursuant to Section 3.01 hereof and the other for eligibility for employer matching incentive contributions pursuant to Section 3.04 hereof. For purposes of Section 3.01, an Employee shall be a Participant as of the later of the date of hire as an Employee or the attainment of eighteen (18) years of age. In order to become a Participant for purposes of Section 3.04, an Employee must complete the eligibility requirements provided in subsection (b) below and shall become a Participant as of the first day of the calendar quarter coincidental with or next following the completion of such requirements.

     (b) The eligibility requirements for participation for Section 3.04 are:

     (i)  completion of 250 Hours of Service;

     (ii) employment by an Employer; and

     (iii) attainment of at least eighteen (18) years of age.

If a person has completed the eligibility period at any time, the person shall be treated for all purposes of the Plan as having satisfied such requirement at any time thereafter, regardless of any termination of or break in service which may occur.

     Section 2.02. Vesting Service. Each person shall be credited with Vesting Service for each Plan Year before and after January 1, 1984, in which he has completed at least 1,000 Hours of Service. Employees of Hydro-Flow Filtration Systems, Inc. on February 1, 1996, shall receive credit for Vesting Service for employment with such company prior to that date.

     Section 2.03. Special Service Rule. For purposes hereof, employment with an Affiliate shall include (i) employment with any predecessor of the Affiliate and
(ii) previous employment with any member of the controlled group of corporations (or any predecessor thereto) of which the Affiliate is a member within the meaning of Code Section 414(b) or (c) during the period such corporation was not a member of the controlled group if and only if the Employee was continuously employed with one or more members of the controlled group (determined as of the date of calculation) from the date of such employment with such corporation to the date of said calculation.

     Section 2.04. Transfers. (a) If a Participant is transferred to non-Employee status with an Employer or in any fashion not subject to (b) below, the account balance which has accrued to the date of transfer under this Plan shall remain invested pursuant to Article IV hereof while the Participant is in the non-Employee employment of the Employer. No Before Tax Deposits, After Tax Deposits, or Incentive Contributions shall be made on behalf of such Participant during any such non-Employee service.

     (b) If a Participant is transferred to non-Employee status with an Affiliate which is not an Employer, with the knowing consent of the applicable Affiliates, the account balance which has accrued to the date of transfer under this Plan shall remain invested pursuant to Article IV hereof until the end of the calendar year quarter in which occurs the later of such transfer or the Participant's completion of five years of Vesting Service. As of such quarter end, the account balance shall be transferred to the applicable defined contribution plan of the employing Affiliate for investment in accordance with the terms thereof if such plan permits. If no transfer is permitted, the accounts shall remain invested herein while the Participant is in the non-Employee employment of such Affiliate. No Before Tax Deposits, After Tax Deposits, or Incentive Contributions shall be made on behalf of such Participant during any such non-Employee service.

     Section 2.05. Layoffs. (a) For purposes of the Plan, an Employee who is laid off will not be treated as transferred to non-Employee status, and such laid off Employee shall continue to be eligible for Incentive Contributions in accordance with the terms of the Plan for a period of twelve (12) months. At the end of such twelve (12) month period, the Employee shall be treated as terminated for all purposes of the Plan.

     (b) In the event a Participant on layoff is recalled to active employment, such Participant may elect to make Before Tax Deposits and/or After Tax Deposits as of any payroll period commencing within the first thirty (30) days of employment. In the event no such election is made, the entry dates provided in
Article III shall be applicable.

                           ARTICLE III. CONTRIBUTIONS
                           --------------------------

     Section 3.01. Election to Make Deposits. Upon completion of the participation requirements in Section 2.01 hereof, a Participant may make an election to make Before Tax Deposits under the Plan. A Participant is not required to make such election immediately upon completion of the participation requirements but may, subject to any rules the Administrator may adopt, make the election at a later date. The election shall be made with the Administrator in the manner the Administrator prescribes. The election shall be effective as of the first day of the Employee's payroll period coincidental with or next preceding the first day of the month following the filing of such election and shall continue in effect until suspended or terminated pursuant to the terms of the Plan, except that an election by an Employee as of the Employee's initial participation date shall be effective immediately. To the extent provided by the Administrator, any such election by a Participant may be made separately with respect to different types of Compensation.

     Section 3.02. Amount and Payment of Participant Deposits. (a) Before Tax
Deposits: At the time of the election under Section 3.01 hereof, the Participant shall select the rate of Before Tax Deposits, which may be any whole percentage of Compensation up to a maximum of twelve percent (12%). Before Tax Deposits shall be made by payroll deduction and shall commence with the payroll period in which the election is effective.

     (b) After Tax Deposits: In addition to, or in lieu of, Before Tax Deposits, a Participant may elect to make After Tax Deposits in a manner prescribed by the Administrator. At the time of such election, the Participant shall select the rate of After Tax Deposits, which may be any whole percentage of Compensation up to eight percent (8%). After Tax Deposits shall be made by payroll deductions in accordance with the written directions of the Participant and the rules prescribed by the Administrator.

     (c) Change in Rate: The rate of a Participant's Before Tax Deposits and After Tax Deposits shall remain in effect and may be changed only as of the first day of the Participant's payroll period coincidental with or next following the first day of the calendar month following the making of an appropriate election with the Administrator.

     (d) Payment: Deposits received by the Employers through payroll deduction shall be remitted to the Trustee on a monthly or more frequent basis as determined by the Administrator.

     (e) No Participant shall contribute Before Tax Deposits in excess of $10,500 in any calendar year (or such higher amount permitted pursuant to Code
Section 402(g)) less the amount of any elective deferrals under all other plans, contracts or arrangements maintained by the Affiliates. In addition, the Plan is subject to the limitations of Code Section 401(k) which are incorporated herein by this reference. Accordingly, effective January 1, 1997, the actual deferral percentage for highly compensated employees as defined in Code Section 414(q) for a Plan Year shall not exceed the greater of:

     (i) the actual deferral percentage of the nonhighly compensated employees for the immediately preceding Plan Year multiplied by 1.25, or

     (ii) the lesser of (A) the actual deferral percentage of the nonhighly compensated employees for the immediately preceding Plan Year plus two percentage points, or (B) the actual deferral percentage of the nonhighly compensated employees for the immediately preceding Plan Year multiplied by 2.0, subject to such other applicable limit as may be prescribed by the Secretary of the Treasury to prevent the multiple use of this alternative limitation. In order to ensure the favorable tax treatment of Before Tax Deposits hereunder pursuant to Code Section 401(k) or to ensure compliance with Code Section 402(g) or 415, the Administrator in its discretion may prospectively decrease the rate of Before Tax Deposits of any Participant at any time and, to the extent permitted by applicable regulations, may direct the Trustee to refund Before Tax Deposits to any Participant. Any excess contributions, determined (i) after any recharacterization of deferrals as after-tax contributions if applicable and use of qualified nonelective contributions and/or qualified matching contributions as helpful in the actual deferral percentage test, and (ii) by reducing the actual deferral percentage for highly compensated employees until the test is satisfied, and excess deferrals shall be distributed including applicable income determined pursuant to applicable regulations (but excluding gap period income) together with any applicable matching contribution. Such distributions shall be made during the Plan Year following the year the excess contributions were made, and the amount shall be allocated among (and distributed to) those highly compensated employees with the greatest dollar amount of Before Tax Deposits in the Plan Year in which such excess contributions were made.

     Section 3.03. Suspension of a Participant's Deposits.

     (a) A Participant's Before Tax Deposits and After Tax Deposits, if any, shall be automatically suspended for any period the Participant is not an Employee and for a period of four (4) full calendar quarters following any withdrawal under Section 6.05(a) hereof, any such period to be deemed the minimum period of suspension.

     (b) Participants shall not be permitted to make up suspended Before Tax Deposits or to make retroactive Before Tax Deposits except where the Administrator determines that an administrative or clerical error has occurred in determining or deducting from Compensation the amount of Before Tax Deposits elected by the Participant.

     (c) A Participant whose deposits are suspended under paragraph (a) of this Section may resume making such deposits effective with the first day of the Participant's payroll period coincidental with or next preceding the first day of the month next following the later to occur of the making of such election in the manner prescribed by the Administrator or the minimum period of suspension.

     Section 3.04. Incentive Contributions. (a) Subject to reduction through application of forfeitures pursuant to Section 6.01 hereof, the Employers shall irrevocably contribute to the Trustee for each Plan Year an amount equal to the percentage of the Before Tax Deposits of eligible Participants employed by such Employer indicated by the following schedule:

                                                Employer Contribution
                                                 As a Percentage of
                    Return on Assets             Before Tax Deposits
                    ----------------             -------------------

                     Less than 9%                         50%
                       9% to 9.99%                        55%
                     10% to 10.99%                        60%
                     11% to 11.99%                        65%
                     12% to 12.99%                        70%
                     13% or more                          75%

The Incentive Contribution for each Participant shall be based on a maximum Basic Deposit of four percent (4%) of Compensation. For purposes of the foregoing schedule, "Return On Assets" means the aggregate earnings before income taxes of the Company and its subsidiaries divided by the average total assets of the Company and its subsidiaries. "Earnings before income taxes" means the consolidated earnings of the Company and its subsidiaries as shown on the Company's consolidated statement of earnings for the year then ended as determined according to the Company's regular accounting procedures, but before deductions for federal and state income taxes or any contributions hereunder; provided, that credits or charges to income representing non-recurring or extraordinary items, as defined by generally accepted accounting principles, shall be disregarded in such determination of earnings before income taxes. "Average total assets" is defined as the sum of the month end total assets, as shown on the consolidated balance sheet of the Company and its subsidiaries for such year, divided by twelve to obtain an average for the year. The Company shall determine "return on assets," "earnings before income taxes," and "average total assets," each fiscal year and such determination shall be final and conclusive for all purposes of the Plan.

     (b) In the event a Participant works for more than one Employer, each Employer shall contribute a prorata share based on the Compensation it paid to the Participant during the applicable period. An Employer's Incentive Contributions shall be paid to the Trustee prior to the end of the due date, including extensions, for the Company's federal tax return for the applicable Plan Year. Incentive Contributions are not intended to be nor shall they be treated as part of a "cash or deferred arrangement" under Code Section 401(k).

     (c) For purposes of the minimum Incentive Contributions under this Section and Section 5.02(b), eligible Participants shall include each Participant who either (i) is employed by an Employer on the last day of the applicable calendar quarter or (ii) retired pursuant to the terms of the applicable pension plan maintained by an Affiliate, died, or became totally and permanently disabled during such calendar quarter. For purposes of

Incentive Contributions in excess of the minimum under this Section and Section 5.02(c), eligible Participants shall include each Participant who either (i) is employed by an Employer on the last day of the applicable Plan Year or (ii) retired pursuant to the terms of the applicable pension plan maintained by an Affiliate, died, or became totally and permanently disabled during such Plan Year.

     (d) Incentive Contributions may be made in cash or in an applicable number of shares of Stock reflecting Participant elections of the WEC Stock Fund pursuant to Article IV hereof. The minimum Incentive Contributions on each Participant's Before Tax Deposits up to four percent (4%) of Compensation shall be paid to the Trustee on a quarterly basis. Any excess Incentive Contributions over the minimum amount shall be paid to the Trustee prior to the end of the month of March following the end of the applicable Plan Year.

     (e) The Plan is subject to the limitations of Code Section 401(m) which are incorporated herein by this reference. Accordingly, effective January 1, 1997, the actual contribution percentage of employer contributions and After Tax Deposits for highly compensated employees as defined in Code Section 414(q) for a Plan Year shall not exceed the greater of:

     (i) the actual contribution percentage of the nonhighly compensated employees for the immediately preceding Plan Year multiplied by 1.25, or

     (ii) the lesser of (A) the actual contribution percentage of the nonhighly compensated employees for the immediately preceding Plan Year plus two percentage points, or (B) the actual contribution percentage of the nonhighly compensated employees for the immediately preceding Plan Year multiplied by 2.0, subject to such other applicable limit as may be prescribed by the Secretary of the Treasury to prevent the multiple use of this alternative limitation. In order to ensure compliance with Code Section 401(m), any excess aggregate contributions, determined (i) after any recharacterization of deferrals as after-tax contributions if applicable and use of qualified nonelective contributions and/or qualified matching contributions as helpful in the actual contribution percentage test, and (ii) by reducing the actual contribution percentage for highly compensated employees until the test is satisfied, shall be distributed if vested or forfeited if forfeitable, including applicable income determined pursuant to applicable regulations (but excluding gap period income) together with any applicable matching contribution. Such distributions shall be made during the Plan Year following the year the excess aggregate contributions were made, and the amount shall be allocated among (and distributed to) those highly compensated employees with the greatest dollar amounts of After Tax Deposits and Incentive Contributions for the Plan Year in which such excess aggregate contributions were made.

     Section 3.05. No Liability for Future Contributions. Benefits and distributions under the Plan shall be only such as can be provided by the assets of the Plan, and there shall be no liability or obligation on the part of any Employer to make any further contributions in the event of termination of the Plan as applied to such Employer.

     Section 3.06. Contributions Following USERRA Re-Employment. Effective December 12, 1994, the following provisions shall apply to a Participant who is absent from active employment with an Employer on account of qualified military service (as defined in Code section 414(u)) and who returns from such military service to active employment with an Employer under terms and conditions that entitle the Employee to the protections of USERRA.

     (a) The Participant may elect (either in lieu of or in addition to the Before Tax Deposits and After Tax Deposits that the Participant may elect to make under Section 3.01 with respect to Compensation earned on and after his reemployment) to make Before Tax Deposits or After Tax Deposits, or both, with respect to his period of qualified military service (individually or collectively, "Make-up Contributions"). The Participant may elect Make-up Contributions during the period that begins on the date of the Participant's reemployment from qualified military service and extends for the lesser of (i) five years from the date of reemployment, or (ii) a period equal to three times the Participant's period of qualified military service. The Make-up Contributions may not exceed the maximum amount of Before Tax Deposits and After Tax Deposits that would have been permitted under the Plan and applicable Code provisions had the Participant been continuously employed by an Employer during the period of military service, reduced by the amount of Before Tax Deposits and After Tax Deposits (if any) actually made by the Participant during the period of military service.

     (b) The Employer shall make an Incentive Contribution with respect to Before Tax Deposits in an amount equal to the amount of Incentive Contribution that would have been made on behalf of the Participant had the Before Tax Deposits been made during the period of qualified military service.

     (c) No adjustment shall be made to a Participant's account to reflect the gain or loss that would have been credited (or charged) to the Participant's account had the Make-Up Contributions and Incentive Contributions described in this Section 3.06 been made during the period of qualified military service rather than following the Participant's return to active employment.

     (d) For purposes of this Section 3.06, such Participant shall be treated as receiving Compensation during such period of qualified military service equal to the Compensation such Participant would have received during such period, determined based on the rate of pay the Participant would have received but for such absence, or, if the preceding determination cannot be reasonably made, the Participant's average Compensation during the 12-month period immediately preceding the qualified military service (or, if shorter, the period of employment immediately preceding the qualified military service).

                             ARTICLE IV. INVESTMENTS
                             -----------------------

     Section 4.01. Direction of Investment. (a) Each Participant shall direct, in the manner the Administrator prescribes, the percentage of Before Tax Deposits, After Tax Deposits, and allocable share of Incentive Contributions which shall be invested in each fund described in Section 4.03 hereof subject to the following conditions:

     (i) Any percentage selected must be in a whole multiple of one percent (1%); and

     (ii) Before Tax Deposits, After Tax Deposits, Incentive Contributions and any rollover contributions pursuant to Section 5.06 must be invested identically.

     (b) In the event a Participant fails to direct investment of any part of the account, such amount shall be invested on the Participant's behalf in the fund selected for such purpose from time to time by the Administrator.

     (c) A Participant's direction of investment shall remain in effect and may be changed at such times and pursuant to such rules as the Administrator may establish.

     (d) An election with respect to the allocation of future contributions shall not affect the allocation of existing balances and an election with respect to the allocation of existing balances shall not affect the allocation of future contributions.

     Section 4.02. Reallocation of Accounts. Each Participant may direct the Trustee, in the manner the Administrator prescribes, to reallocate the Participant's accounts at such times and pursuant to such rules as the Administrator may establish. Any reallocation from one fund to another must be in a whole multiple of one percent (1%) of the transferee fund's assets.

     Section 4.03. Description of Funds. (a) The Investment Committee shall provide at least three (3) investment funds with materially different investment characteristics.

     (b) Pending investment in securities of a character described for the fund, any part of a fund may be invested in savings accounts or other deposits with a bank, commercial paper or other short-term securities, not including any securities of an Affiliate.

     (c) Additional funds shall be established in the discretion of the Investment Committee, with such titles and investment characteristics as shall be determined by the Investment Committee and communicated to Participants. The Investment Committee shall also have the authority to eliminate any investment fund in its discretion.

     (d) Each Participant's Before Tax Deposits, After Tax Deposits, and allocable share of Incentive Contributions shall be invested in the various funds and as directed by the Participant pursuant to Sections 4.01 and 4.02 hereof.

     Section 4.04. Funding Policy. The funding policy for the Plan is that Incentive Contributions, Before Tax Deposits and After Tax Deposits shall be managed in a manner consistent with ERISA and the general investment objectives for the applicable funds and for the purpose of defraying the reasonable expenses of administering the Plan. The Investment Committee shall have primary responsibility for carrying out the funding policy, and in addition to its specific responsibilities set forth elsewhere in the Plan, shall establish and communicate to the Trustee and/or other investment manager the general investment policy and objectives for the funds designated pursuant to Section
4.03 hereof.

     Section 4.05. Voting of WEC Stock. A Participant may direct the voting at each annual meeting and at each special meeting of the stockholders of Wisconsin Energy Corporation of that number of whole shares of Stock attributable to his balance in the WEC Stock Fund, as of the valuation date preceding the record date for such meeting. Each such Participant will be provided with copies of any pertinent material together with a request for the Participant's confidential instructions as to how such shares are to be voted. The Administrator shall direct the Trustee to vote such shares in accordance with such instructions. Any shares of Stock for which the Administrator has not received such voting instructions, shall be voted by the Trustee based on the proportionate results of the instructions received for other shares except to the extent that the Trustee in its good faith determination concludes other action is required in order to comply with its fiduciary duties under ERISA.

     Section 4.06. Tender Offers. In the event that Stock becomes the subject of a tender offer, each Participant shall have the sole and exclusive right to decide whether to direct the Trustee to tender up to the number of whole and fractional shares of Stock attributable to his balance in the WEC Stock Fund as of the valuation date preceding the date of the tender offer. Each Participant shall have the right, to the extent the terms of the tender offer so permit, to direct the withdrawal of such shares from tender. A Participant shall not be limited as to the number of instructions to tender or to withdraw from same which he can give, provided, however, that the Participant shall not have the right to give such instructions outside a reasonable time period established by the Trustee. Said reasonable time period shall be based on the ability of the Trustee to comply with the offer. Each such Participant will be provided, by the Administrator, within a reasonable time of the commencement of a tender offer, copies of any pertinent material supplied by the tender offeror or Wisconsin Energy Corporation, together with a request for the Participant's instructions pertaining to tender of the applicable shares. Such written material shall include:

     (i) the offer to purchase as distributed by the offeror to the shareholders of the Company;

     (ii) a statement of the shares representing his interest in the WEC Stock Fund as of the most recent information available to the Administrator; and

     (iii) directions as to the means by which a Participant can give instructions with respect to the tender.

The Trustee shall aggregate numbers representing Participants' instructions and shall tender such shares in accordance with such instructions. Any shares of Stock for which the Administrator has not received such tender offer instructions, shall not be tendered. The proceeds of any shares of Stock tendered in accordance with this Section which are purchased and paid for by the tender offeror shall be credited to the investment fund or funds elected by the Participant pursuant to rules established by the Administrator. In the event all shares of Stock tendered by Participants are not purchased pursuant to the tender offer, the Administrator is authorized to allocate the proceeds of the whole and fractional shares purchased from all such Participants pro-rata, based upon the aggregate shares tendered by each Participant.

                        ARTICLE V. PARTICIPANT ACCOUNTS
                        -------------------------------

     Section 5.01. Description of Participant Accounts. Separate accounts shall be established for each Participant to reflect the value of the following: (i) Before Tax Deposits, (ii) After Tax Deposits, and (iii) the allocable share of Incentive Contributions. As necessary, investment subaccounts shall be established to reflect the investment of these accounts in the various investment funds provided in Article IV hereof.

     Section 5.02. Allocation of Participant Deposits and Employer Contributions. (a) Subject to the limitations in Section 5.05 hereof, as of the end of each calendar month, the Administrator shall credit the Participant's Before Tax Deposits and After Tax Deposits to the appropriate accounts and investment subaccounts as received and in accordance with the Participant's directions given pursuant to Section 4.01 hereof.

     (b) Subject to the limitations in Section 5.05 hereof, as of the end of each calendar quarter, the Administrator shall determine each eligible Participant's allocable share of the minimum Incentive Contributions for such quarter on the Participant's Before Tax Deposits in such quarter up to four percent (4%) of his Compensation for such quarter. The Administrator shall allocate such amount to the appropriate account and investment subaccounts in accordance with the Participant's directions given pursuant to Section 4.01 hereof.

     (c) Subject to the limitations in Section 5.05 hereof, as of the end of each Plan Year, the Administrator shall determine each eligible Participant's allocable share of Incentive Contributions for the year equal to the applicable percentage specified in Section 3.04 of the Participant's Before Tax Deposits in such year up to four percent (4%) of his Compensation, less the minimum Incentive Contributions previously allocated for such year pursuant to subsection (b) above. The Administrator shall allocate such amounts to the appropriate account and investment subaccounts in accordance with the Participant's directions given pursuant to Section 4.01 hereof.

     Section 5.03. Allocation of Changes in Value. As of the end of each business day, the Trustee shall value each investment fund under Section 4.03 hereof, and the Administrator shall adjust each Participant's investment subaccount balances to reflect the effect of income received, any changes in fair market value, expenses and all other transactions since the preceding accounting period respecting the particular fund.

     Section 5.04. Annual Statement for Participants. As soon as practicable following each Plan Year, the Administrator shall prepare for each Participant, in a form prescribed by the Administrator, a statement reflecting the status of the Participant's accounts as of the end of the year.

     Section 5.05. Limitation on Allocations. The Plan is subject to the limitations on benefits and contributions imposed by Code Section 415 which are incorporated herein by this reference. The limitation year shall be the Plan Year. Any amounts not allocable to a

Participant by reason of the limitations incorporated herein shall be refunded to the Participant or allocated and reallocated during the limitation year among all other eligible Participants' accounts to the extent permitted by the limitations. Any amounts which cannot be allocated or reallocated due to the limitations shall be credited to a suspense account subject to the following conditions: (i) amounts in the suspense account shall be allocated among all eligible Participants' accounts at such time, including termination of the Plan or complete discontinuance of Employer contributions, as the foregoing limitations permit, (ii) no investment gains or losses shall be allocated to the suspense account, (iii) no further Employer contributions shall be permitted until the foregoing limitations permit their allocation to Participant's accounts, and (iv) upon termination of the Plan any unallocated amounts in the suspense account shall revert to the Employers.

     Section 5.06. Portability. The Administrator shall direct the Trustee to accept benefits (in the form of cash) of any person employed by the Employers arising out of his participation in an employee pension benefit plan maintained by an Employer or a former employer of such person, as a qualified plan under
Section 401 or 403 of the Code to the extent that such benefits constitute an "eligible rollover distribution" under Section 402(c) of the Code or the proceeds from a rollover individual retirement account under Section 408(d)(3) of the Code. Any amount so transferred shall be treated for all purposes of the Plan as fully vested and shall be given special designation by the Trustee in order to provide for the proper administration of the Plan.

                              ARTICLE VI. BENEFITS
                              --------------------

     Section 6.01. Eligibility for Benefits and Vesting. (a) A Participant's interest in his accrued benefit shall be fully vested and nonforfeitable upon his attainment of age sixty-five (65). If a Participant terminates employment with the Affiliates after attainment of age sixty-five (65) or on account of total and permanent disability or retirement pursuant to the terms of the applicable pension plan maintained by an Affiliate, he shall be entitled pursuant to Section 6.03 hereof to receive the total amount credited to his account as of the date of such termination, plus any additional amounts subsequently credited by reason of Sections 5.02 and 5.03 hereof. If a Participant's employment is terminated under any other circumstances (except by reason of death which is provided for in Section 6.02 hereof), he shall be entitled pursuant to Section 6.03 hereof to receive the balance of the accounts attributable to his Before Tax Deposits and After Tax Deposits, plus that percentage of the balance in his account attributable to Incentive Contributions, which represents his vested interest determined in accordance with the following table, and the remainder of his account balance attributed to Incentive Contributions shall be subject to forfeiture pursuant to subsection
(b) below.

                                         Percentage of Account Balance
                                                Attributable to
                   Years of                 Incentive Contributions
               Vesting Service            Representing Vested Interest
               ---------------            ----------------------------

                     1                                 20%
                     2                                 40%
                     3                                 60%
                     4                                 80%
                     5 or more                        100%

     (b) Any amounts in a Participant's account which are not payable under subsection (a) above when his employment is severed shall be maintained in such account and shall continue to share in allocations under Section 5.03 hereof until the Participant incurs six (6) consecutive breaks in service, as defined below, whereupon such amounts shall be forfeited and used to reduce the Incentive Contributions by the Employer for which he was last employed pursuant to Section 3.04 hereof. Notwithstanding the foregoing, if a Participant whose employment with the Affiliates terminates prior to his becoming one hundred percent (100%) vested in the portion of his account balance attributable to Employer contributions receives a distribution or distributions of his entire vested interest in his account, such Participant's nonvested interest in the Employer contributions credited to his account shall be forfeited; provided, however, that if such Participant is reemployed prior to incurring six (6) consecutive breaks in service, any forfeited amounts shall be reinstated from current forfeitures if available or a special Employer contribution. Any amounts that are reinstated pursuant to the previous sentence shall continue to vest according to the schedule in subsection (a) above taking into consideration any distributed amount. In the event of distribution prior to a Participant's reemployment, the Participant's vested portion of his remaining account shall not be less than an amount `X' determined by the formula X = P (AB + D) - D, where P is the vested percentage at the relevant time, AB is the account balance at the relevant time, and D is the amount of the distribution. A Participant whose entire vested interest has been distributed or who has no vested interest shall be deemed cashed out from the Plan.

     (c) A Participant or person formerly employed by an Affiliate incurs a break in service for each Plan Year in which such person fails to complete at least 500 Hours of Service. Solely for purposes of determining if a break in service has occurred, a Participant who is absent from employment as a result of a leave of absence under the Family Medical Leave Act will be credited with 8 Hours of Service for each workday of such absence. A Participant who is re-employed following a period of qualified military service pursuant to which such Participant has reemployment rights under USERRA shall not be treated as having incurred a break in service by reason of such period of qualified military service.

     Section 6.02. Death. Upon the death of a Participant while employed by an Affiliate, the total amount then credited to such Participant's account shall be payable in a single lump sum to such Participant's Beneficiary as soon as administratively practicable. Upon the death of a Participant following his termination of employment with the Affiliates, the vested portion of his account which has not been distributed shall be payable to such Participant's Beneficiary as soon as administratively practicable.

     Section 6.03. Form and Time of Payment. (a) All amounts payable to a Participant shall be paid in a lump sum payment. Payment hereunder shall be made in cash equal to the value of the Participant's account, except to the extent that any Participant who has invested in the WEC Stock Fund, may elect to receive a portion of the distribution in Stock. The number of shares of Stock to be distributed shall be the number of whole shares that can be purchased with the Participant's account in the WEC Stock Fund based on the value of Stock on the record date of the transfer to the Participant. The value of the account shall be determined as of the preceding business day.

     (b) Payment, under whichever method is determined, shall be made within sixty (60) days after the Participant's employment terminates; provided, however, that no distribution of a Participant's account, the vested balance of which exceeds five thousand dollars ($5,000) shall be made prior to the Participant's sixty-fifth (65th) birthday without the Participant's consent to the extent required by law and a Participant may defer such distribution to age seventy and one-half (70 1/2). Notwithstanding the foregoing, benefits shall be paid or commence no later than the April 1 after the end of the calendar year in which the Participant attains age seventy and one-half (70 1/2), even if the Participant is still employed.

     Section 6.04. Payment for Minor or Incompetent Person. In the event that any amount is payable under the Plan to a minor or to any person deemed by the Administrator to be incompetent, either mentally or physically, such payment shall be made for the benefit of such minor or incompetent person in any of the following ways, as determined in the Administrator's sole discretion: (a) to the legal representative of such minor or incompetent person; (b) directly to such minor or incompetent person; or (c) to some near relative of such minor or incompetent person to be used for the latter's benefit. The Administrator shall not be required to see to the proper application of any such payment made to any person pursuant to the provisions of this Section 6.04.

     Section 6.05. Withdrawals. (a) Upon a showing of substantial hardship, a Participant may withdraw any portion of the balance in his account which is attributable to his Before Tax Deposits and earnings thereon upon written request to and approval of the Administrator. For purposes of this Section, "substantial hardship" shall mean:

     (i) unreimbursed medical expenses described in Code Section 213(d) incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain such medical care;

     (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

     (iii) payment of tuition and related educational fees for the next twelve
          (12) months of post-secondary education for the Participant or the Participant's spouse, children or dependents; or

     (iv) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

The hardship withdrawal (i) shall be limited to the amount of the immediate and heavy financial need and estimated taxes thereon, (ii) shall be made only after the Participant takes all permitted loans and distributions hereunder and pursuant to any other plan maintained by the Affiliates, and (iii) shall not include any net earnings credited after December 31, 1988 to the balance in the Participant's account derived from Before Tax Deposits. Any Participant who makes a withdrawal under this Section shall have his Before Tax Deposits, After Tax Deposits and any other elective contributions or employee contributions under this Plan or any other plan maintained by the Affiliates (both qualified and nonqualified) automatically suspended for a period of four (4) full calendar quarters following such withdrawal. The amount which such a Participant may contribute as Before Tax Deposits for the calendar year following such withdrawal shall not exceed the amount described in Code Section 402(g) for such year, reduced by the amount of such Participant's actual Before Tax Deposits for the calendar year in which the withdrawal occurred.

     (b) A Participant may withdraw any portion of the balance in his account which is attributable to After Tax Deposits and/or rollovers and earnings thereon upon written request to the Administrator.

     (c) After attainment of age fifty-nine and one-half (59 1/2), a Participant may withdraw any portion of the balance in his account which is attributable to his Before Tax Deposits and earnings thereon upon written request to the Administrator.

     (d) A Participant may make only one (1) withdrawal under this Section in any Plan Year.

     Section 6.06. Loans. (a) The Administrator shall be responsible for the administration of this loan program. Upon written request to the Administrator and, if applicable, subject to spouse consent in the form specified in (e) below, a Participant or the Beneficiary of a deceased Participant (collectively referred to as "Borrower") may borrow against the Borrower's vested account balances; provided, however, that at no time shall the total balance of any loans outstanding from any plans of the Employer exceed the lesser of (i) $50,000 reduced by the highest unpaid principal of a loan outstanding in the prior twelve months or (ii) one-half of the value of the Borrower's accounts as of the most recent valuation reasonably available which precedes the application. All loans shall bear interest at a fixed rate commensurate with the rate that would be charged by commercial lenders for similar loans in accordance with Department of Labor Regulation Section 2550.408b-1 as determined by the Administrator from time to time. Unless determined otherwise, the rate shall be the greater of the prime rate at M&I Marshall & Ilsley Bank or the rate on a five-year certificate of deposit at M&I Marshall & Ilsley Bank plus two percent. The term of the loan shall be such period as may be selected by the Borrower, but in no event shall exceed five (5) years in duration. Every Borrower shall receive a statement of the terms and conditions involved in each loan transaction, including the dollar amount, annual interest rate or the finance charge, the term of the loan, the processing fee and the monthly payment.

     (b) Loans will be made as soon as reasonably possible after the application. All documents must be submitted in final, executed form by the time prescribed by the Administrator. Loans must be repaid by payroll deduction, but can be prepaid in their entirety at any time. The remaining outstanding balance of the loan shall be due immediately upon the Participant's termination. A Participant shall not have more than one loan outstanding at any time. No loan may be for an amount less than $1,000.

     (c) Amounts loaned to a Borrower pursuant to subsection (a) above shall be deducted from the Borrower's account for purposes of the allocation of Trust Fund earnings, on a prorata basis from the Participant's investment fund balances as of the day preceding the loan. Loan repayments shall be allocated to the investment funds designated by the Participant for the investment of then-current contributions. All loans made pursuant to this section shall be investments for the benefit of the Borrower's account to be treated as a segregated account, and all interest and principal paid thereon shall be allocated to the Borrower's account. In the event that the Borrower fails to make two (2) or more consecutive payments, the loan shall be in default. The Administrator shall notify the Borrower in writing of the default. If the Borrower fails to cure the default by making all necessary payments within thirty (30) days of such written notice, the Administrator may direct the Trustee to charge the total outstanding amount of such loan (including accrued interest) or any portion thereof from the portion of the Borrower's account, at such time as will not risk disqualification of the Plan, and such account shall be reduced by said amount. All loans shall be secured by the Borrowers' segregated loan account, which shall consist of the Borrower's indebtedness plus interest and shall be funded from the account attributable to (i) rollover contributions, (ii) After Tax Deposits, (iii) Employer contributions, and then (iv) Before Tax Deposits.

     (d) In the sole discretion of the Administrator limitations on the dollar amount and repayment of loans hereunder shall be imposed on a uniform and nondiscriminatory basis, together with any other rules and regulations deemed appropriate, including the assessment of a processing fee.

                        ARTICLE VII. PLAN ADMINISTRATION
                        --------------------------------

     Section 7.01. Appointment of Administrator. The Board shall appoint the Administrator which shall be a committee consisting of not less than three (3) persons who shall serve at the pleasure of the President of the Company. Any vacancies on the committee, whether caused by death, resignation, removal, or other cause shall be promptly filled by the President, but shall not affect the Administrator's authority to act hereunder pending such action.

     Section 7.02. Responsibility and Authority of the Administrator. The committee shall be the Administrator of the Plan for all purposes of ERISA and, subject to the provisions hereof, shall have all authority necessary and appropriate to carry out its duties as such. In addition to those specified elsewhere herein, the duties and authority of the Administrator shall also include, but shall not be limited to, the following:

     (i)  to interpret and apply the provisions of the Plan;

     (ii) to prescribe and require the use of appropriate forms;

     (iii) to formulate, issue and apply rules and regulations;

     (iv) to make appropriate determinations and calculations;

     (v)  to authorize and direct benefit payments; and

     (vi) to prepare and file reports, notices, and any other documents relating to the Plan which may be required by law.

     Section 7.03. Organization and Procedure. The committee shall select from its members a chairman, a secretary, and any such other officers as may be deemed appropriate. Administrator action on any matter shall be taken on the vote of at least a majority of all committee members at any meeting or upon unanimous written consent of all such members without a meeting. Minutes of Administrator meetings shall be kept and all major actions of the Administrator shall be recorded in minutes or other appropriate written form. The Administrator shall adopt in writing such by laws, procedures and operating rules as it may deem appropriate.

     Section 7.04. Delegation of Duties and Responsibilities. The Administrator may delegate to such other persons as it deems appropriate any duties or responsibilities subject to the Administrator's direction and supervision and with the express condition that the Administrator retains full and exclusive authority over and responsibility for any activities of such other person or persons. Nothing contained in this Section 7.04 shall be construed to confer upon any such person any discretion, authority, or control respecting the management, administration, and operation of the Plan.

     Section 7.05. Use of Professional Services. The Administrator may obtain the services of such attorneys, accountants, or other persons it deems appropriate, any of whom may be the same persons who are providing services to the Company. In any case in which the Administrator utilized such services it shall retain exclusive discretionary authority and control respecting the administration and operation of the Plan.

     Section 7.06. Fees and Expenses. Committee members who are employees of the Company shall serve without additional compensation but shall be reimbursed for all reasonable expenses incurred in their capacity as committee members. No committee members or persons performing services pursuant to Section 7.05 hereof, shall receive greater than reasonable compensation for their services and expenses. Compensation for services and other expenses incurred in the administration of the Plan and Trust Fund shall be paid by the Employers or from the Trust Fund as determined by the Administrator.

     Section 7.07. Requirement to Furnish Information and to Use Administrator's Forms. Each person entitled to benefits under the Plan shall furnish to the Administrator such evidence, data, or information as such Administrator considers necessary or desirable in order to properly administer the Plan. Any voting direction, designation of Beneficiary, benefit application, notification or other writing to be submitted hereunder to the Administrator must be filed pursuant to the procedure and on the appropriate form prescribed, and its receipt acknowledged, by the Administrator in order to be valid and effective.

     Section 7.08. Claims Procedure. (a) A Participant or other person who believes that he is then entitled to benefits under the Plan in an amount greater than he is receiving or has received may file a claim for such benefits by writing directly to the Administrator at the Company's headquarters located in Delavan, Wisconsin. The Administrator may prescribe a form for filing such claims, and if it does so, a claim shall not be deemed properly filed unless such form is used, but the Administrator shall provide a copy of such form to any person whose claim for benefits is improper solely for this reason.

     (b) Every claim which is properly filed shall be answered in writing by the Administrator stating whether the claim is granted or denied. If the claim is wholly or partially denied, the specific reasons for denial and reference to the pertinent Plan provisions shall be set forth in a written notice to the claimant. Such notice shall also describe any information necessary for the claimant to perfect an appeal and an explanation of the Plan's claim appeal procedure as set forth in subsection (c) of this Section.

     (c) Within ninety (90) days of notice that a claim is denied, the claimant may file a written appeal to the Administrator, including any comments, statements, or documents, the claimant may wish to provide. In the event the claim is denied upon appeal, the Administrator shall set forth the reasons for denial and the pertinent Plan provisions in a written decision. The Administrator shall comply with any reasonable request from a claimant for documents or information relevant to his claim prior to his filing an appeal.

     (d) The Administrator shall have full and complete discretionary authority to construe the terms of the Plan, determine eligibility for benefits and to decide any matters presented through the claims procedures. Any final determination by the Administrator shall be binding on all parties. If challenged in court, such determination shall not be subject to de novo review and shall not be overturned unless proven to be arbitrary and capricious upon the evidence considered by the Administrator at the time of such determination.

     Section 7.09. Communications. All requests, appeals, notifications, directions and other communications to the Administrator shall be in writing and shall be made by transmitting the same via the U. S. Mail, certified, return receipt requested, addressed as follows:

        Sta-Rite Industries, Inc.
        Employee Benefits Administration Committee
        293 Wright Street
        Delavan, Wisconsin  53115

          ARTICLE VIII. FIDUCIARIES AND ALLOCATION OF RESPONSIBILITIES
          ------------------------------------------------------------

     Section 8.01. Named Fiduciaries. The Administrator, the Board, the Investment Committee, the Trustee, and any investment manager shall be deemed to be the only fiduciaries, named and otherwise, of the Plan and Trust Fund for all purposes of ERISA. No named fiduciary designated in this Section 8.01 shall be required to give any bond or other security for the faithful performance of its duties and responsibilities with respect to the Plan and/or the Trust Fund, except as may be required from time to time under ERISA.

     Section 8.02. Allocation of Fiduciary Responsibilities. The fiduciary responsibilities (within the meaning of ERISA) allocated to each named fiduciary designated in Section 8.01 above shall consist of the responsibilities, duties, authority and discretion of such named fiduciary which are expressly provided herein and in any related documents. Each such named fiduciary may obtain the services of such legal, actuarial, accounting, investment, and other assistants who also render services to any other named fiduciary, the Plan, Trust Fund and/or an Employer; provided, however, that where such services are obtained, the named fiduciary shall not be deemed to have delegated any of its fiduciary responsibilities to any such assistant but shall retain full and complete authority over and responsibility for any activities of such assistant.

     Section 8.03. General Limitation on Liability. Neither the Administrator, the Board, the Investment Committee, their respective past, present, and future members, the Trustee, any investment manager, nor any other person or entity, including the Company and its past, present, and future stockholders and employees, nor any Employer or any agents of the foregoing, guarantees the Trust Fund in any manner against loss or depreciation, and none of them shall be jointly or severally liable for any act or failure to act or for anything whatever in connection with the Plan and the Trust Fund, or the administration thereof, except and only to the extent of liability imposed because of a breach of fiduciary responsibility specifically prohibited under ERISA.

     Section 8.04. Responsibility for Co-Fiduciaries. The members of the Board shall not be jointly or severally responsible for any act or failure to act of the Administrator, the Investment Committee or their members, the Trustee or any investment manager, except as may be otherwise specifically provided under ERISA. The Administrator's committee members shall not be jointly or severally responsible for any act or failure to act of the Board or its members, the Investment Committee or its members, the Trustee or any investment manager, except as may be otherwise specifically provided under ERISA. The Investment Committee's members shall not be jointly or severally responsible for any act or failure to act of the Board or its members, the Administrator or its members, the Trustee or any investment manager, except as may be otherwise specifically provided under ERISA. No Trustee shall be responsible for any act or failure to act of the Administrator, the Investment Committee, the Board, their respective members, or any investment manager, except as may be otherwise specifically provided under ERISA. No investment manager shall be responsible for any act or failure to act of the Administrator, the Investment Committee, the Board, their respective members, or the Trustee, except as may be otherwise specifically provided under ERISA.

     Section 8.05. Multiple Fiduciary Capacities. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan and/or the Trust Fund.

     Section 8.06. Indemnification. The Employers shall indemnify each employee of an Affiliate who serves as a member of the Administrator and/or Investment Committee and hold them harmless from the consequences of their acts or conduct in their capacity as committee members, except to the extent that such consequences are the result of the committee member's willful misconduct or lack of good faith.

                     ARTICLE IX. AMENDMENT AND TERMINATION
                     -------------------------------------

     Section 9.01. Amendment. The Company shall have the right by action of the Board to amend the Plan at any time and in any manner consistent with the Act and ERISA. Any amendment may be retroactive to the extent permitted by applicable law. Notwithstanding the foregoing, no amendment to the Plan shall decrease a Participant's accrued benefit or vested percentage or eliminate an optional form of distribution for a previously accrued benefit.

     Section 9.02. Termination. The Company shall have the right to terminate the Plan by action of the Board at any time, and any Employer may terminate its participation herein by action of its board of directors. Any distribution upon such termination shall be made in such manner consistent with Section 6.03 hereof and at such time as the Administrator may determine. Upon termination, partial termination, or a permanent discontinuance of Employer Incentive Contributions, each affected Participant shall be fully vested in his account balances.

     Section 9.03. Non-Reversion of Assets. In no event shall the Employers receive any amount from the Plan, except that, (i) upon termination of the Plan, and notwithstanding anything herein to the contrary, any amounts which remain in the suspense account established pursuant to Section 5.05 hereof may, at the request of the Administrator, be returned to the Employers; (ii) to the extent that any contributions hereunder are made by a mistake of fact, such amounts may, at the request of the Administrator, be returned to the Employers within one year after they are made and (iii) contributions hereto, being expressly conditioned on their deductibility under Code Section 404, may, to the extent such deduction is disallowed, be returned to the Employers within one year after such disallowance.

                         ARTICLE X. GENERAL PROVISIONS
                         -----------------------------

     Section 10.01. Non-Guarantee of Employment or Other Benefits. Neither the establishment of the Plan, nor any modification or amendment thereof, nor the payment of benefits hereunder shall be construed as giving any employee or other person whomsoever any legal or equitable right against any Employer, its personnel, the Board, the Administrator, the Investment Committee or their respective members, any Trustee, or any investment manager or the right to the payment of any benefits hereunder (unless the same shall be specifically provided herein) or as giving any employee the right to be retained in the employ of any Employer or as affecting an Employer's right to discipline or discharge any employee.

     Section 10.02. Mergers, Consolidations and Transfers of Plan Assets. In the case of any merger, consolidation with, or transfer of assets or liabilities to any other plan, each Participant must be entitled (if the Plan then terminated) to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan then terminated).

     Section 10.03. Spendthrift Clause. No Participant, former Participant, Beneficiary, or other person entitled to benefits hereunder shall have the right to transfer, assign, alienate, anticipate, pledge, or encumber any part of such benefits, nor shall such benefits, or any part of the Trust Fund from which such benefits are payable, be subject to seizure by legal process by any creditor of such Participant, former Participant, Beneficiary, or other person. Any attempt to effect such a diversion or seizure as aforedescribed shall be deemed null and void for all purposes hereunder. Notwithstanding the foregoing, the Trustee may recognize a qualified domestic relations order with respect to child support, alimony payments or marital property rights if such order contains sufficient information for the Administrator to determine that it meets the applicable requirements of Code Section 414(p); if any such order so directs, distribution of benefits to the alternate payee may be made at a time not permitted for distributions to the Participant. The Administrator shall establish written procedures concerning the notification of interested parties and the determination of the validity of such orders.

     Section 10.04. Exclusive Benefit. Anything in the Plan which might be construed to the contrary notwithstanding, it shall be impossible at any time prior to the satisfaction of all liabilities with respect to Participants and their designated Beneficiaries under the Plan for any part of Plan assets to be used for, or diverted to, purposes other than the exclusive benefit of such Participants or their designated Beneficiaries and, to the extent allowable by applicable law, defraying the reasonable expenses of administering the Plan.

     Section 10.05. Full Satisfaction of Claims. Any payment or distribution of any Participant, former Participant, or Beneficiary shall be in full satisfaction of all claims against the Trust Fund, the Trustee, the Administrator, and the Employers and shall give rise to no claim or liability notwithstanding it shall later appear that such payment or distribution was made under a mistake of fact or law, except as otherwise specifically provided by ERISA. No payment shall be made hereunder which would be in violation of any applicable law or governmental regulation as determined by the Administrator.

     Section 10.06. Successors and Assigns. The Plan shall be binding upon the successors and assigns of the Employers.

     Section 10.07. Top-Heavy Restrictions. (a) Notwithstanding any provision to the contrary herein, in accordance with Code Section 416, if the Plan is a top-heavy plan for any Plan Year, then the provisions of this Section shall be applicable. The Plan is "top-heavy" for a Plan Year if as of its "determination date" (i.e., the last day of the preceding Plan Year or the last day of the Plan's first Plan Year, whichever is applicable) the total present value of the accrued benefits of key employees (as defined in Code Section 416(i)(1) and applicable regulations) exceeds sixty percent (60%) of the total present value of the accrued benefits of all employees under the Plan (excluding those of former key employees and employees who have not performed any services during the preceding five (5) year period) (as such amounts are computed pursuant to
Section 416(g) and applicable regulations using the interest and actuarial assumptions used for the actuarial funding report for the valuation date or, if none, the immediately preceding report) unless such plan can be aggregated with other plans maintained by the applicable controlled group in either a permissive or required aggregation group and such group as a whole is not top-heavy. Any nonproportional subsidies for early retirement and benefit options are counted assuming commencement at the age at which they are most valuable. In addition, a plan is top-heavy if it is part of a required aggregation group which is top-heavy. Any plan of a controlled group may be included in a permissive aggregation group as long as together they satisfy the Code Sections 401(a)(4) and 410 discrimination requirements. Plans of a controlled group which must be included in a required aggregation group include any plan in which a key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated) and any plan which enables such a plan to meet the Code Section 401(a)(4) or 410 discrimination requirements. The present values of aggregated plans are determined separately as of each plan's determination date and the results aggregated for the determination dates which fall in the same calendar year. A `controlled group' for purposes of this Section includes any group of employers aggregated pursuant to Code Section 414 (b), (c) or (m). The calculation of the present value shall be done as of a valuation date which for a defined contribution plan is the determination date and for a defined benefit plan is the date as of which funding calculations are generally made within the twelve month period ending on the determination date. Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of Code Section 416(g)) the accrued benefit of an Employee other than a key employee (within the meaning of Code
Section 414(a)(1)) shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliates, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

     (b) If a defined contribution plan is top-heavy in a Plan Year, non-key employee participants who have not separated from service at the end of such Plan Year will receive allocations of employer contributions and forfeitures at least equal to the lesser of three percent (3%) of compensation (as defined in Code Section 415(c)(3)) for such year or the percentage of compensation allocated on behalf of the key employee for whom such percentage was the highest for such year (including any salary reduction contributions). If a defined benefit plan is top-heavy in a Plan Year and no defined contribution plan is maintained, the employer-derived accrued benefit on a life only basis commencing at the normal retirement age of each non-key employee shall be at least equal to a percentage of the highest average compensation for five consecutive years, excluding any years after such Plan permanently ceases to be top-heavy, such percentage being the lesser of (i) twenty percent (20%) or (ii) two percent (2%) times the years of service after December 31, 1983 in which a Plan Year ends in which the Plan is top-heavy. If the controlled group maintains both a defined contribution plan and a defined benefit plan which cover the same non-key employee, such employee will only be entitled to a defined benefit plan minimum and not to the defined contribution plan minimum.

     Section 10.08. Distributions for Rollover Transactions. (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover as such terms are defined herein.

     (b) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; an in-service hardship withdrawal of pre-tax deposits; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (c) An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (d) A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

     (e) A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributees.

                                  CERTIFICATION


               The undersigned, as President of Sta-Rite Industries, Inc., hereby certifies that the foregoing document is a true and accurate copy of the Sta-Rite Industries Incentive Savings Plan as amended and restated effective April 26, 2000.

               Dated this ____ day of ____________, 2000.



                              ---------------------------------
                              James C. Donnelly
                              President